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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8/S-3 of our report dated January 28, 2000, except as to the third paragraph of Note 2, which is as of April 11, 2000, relating to the financial statements, which appear in iBEAM Broadcasting Corporation's Registration Statement on Form S-1 (File No. 333-95833). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP



San Jose, California
August 10, 2000